Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members

GGP-TRS L.L.C.:

We consent to the use of our report dated February 24, 2010 with respect to the consolidated balance sheets of GGP-TRS L.L.C.  and  subsidiaries as of December 31, 2009 and 2008,  and the  related  consolidated  statements  of  income and comprehensive income, changes  in  members’ capital,  and  cash  flows  for  each of the years in the three-year period ended December 31, 2009, incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois

November 30, 2010